EXHIBIT 4.88
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                              ADDENDUM NO. 3 TO THE

             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

                                      among

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                               as Master Servicer,

                     RENTAL CAR FINANCE CORP., as a grantor,
                   as a Financing Source and as a Beneficiary,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                          as a grantor and as Servicer,

                              DTG OPERATIONS, INC.,
                          as a grantor and as Servicer,

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    not in its individual capacity but solely
                           as Master Collateral Agent





                          Dated as of December 12, 2002





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          ADDENDUM NO. 3 TO THE AMENDED AND RESTATED MASTER COLLATERAL
                                AGENCY AGREEMENT


     This ADDENDUM NO. 3, dated as of December 12, 2002 (the "Addendum"), to the AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 23, 1997, as amended by that certain Addendum to the Amended and Restated Master Collateral Agency Agreement, dated as of March 6, 2001, as further amended by that certain Addendum No. 2 to the Amended and Restated Master Collateral Agency Agreement, dated as of January 31, 2002 (the "Existing Agreement"), as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), as master servicer (in such capacity, the "Master Servicer"), RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), as a grantor, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as a grantor and servicer, DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), as a grantor and servicer (in the capacity as Servicer, the "Servicer" and in the capacity as grantor, the "Lessee Grantor"), RCFC and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company (in its capacity as trustee under the Indenture (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings assigned thereto in Section 1 hereof) as a Financing Source, the Trustee, and RCFC as a Beneficiary and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

     WHEREAS, the parties to the Existing Agreement desire to amend the Existing Agreement as provided herein;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Section 1.      Definitions.   Capitalized   terms  used   herein  and  not
otherwise defined herein shall have the meaning set forth therefor in the Existing Agreement or if not defined therein, in the Base Indenture.

     "Base Indenture" means the Base Indenture, dated as of December 13, 1995, as amended by the amendment thereto dated as of December 23, 1997, between RCFC and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee, as such agreement may be further amended modified or supplemented in accordance with the terms thereof.

     Section 2. Amendments. Upon the terms and subject to the conditions set forth in this Addendum, the parties hereto hereby agree as follows:

     (a) All references to "Dollar Rent A Car Systems, Inc." in the Existing Agreement shall be deemed to be "DTG Operations, Inc.".

     (b) Effective January 1, 2003, all references to "Thrifty" or "Thrifty Rent-A-Car System, Inc." in its capacity as a grantor and as Servicer shall be deemed to be deleted in their entirety, and from and after January 1, 2003, Thrifty shall be removed as a party to the Existing Agreement and shall have no further obligations thereunder, other than any obligations arising prior to January 1, 2003.

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     Section 3.      Severability.  Any  provision  of  this  Addendum  that  is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 4. Counterparts. This Addendum may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 5. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Addendum and the provisions of any Financing Documents, the provisions of this Addendum shall control. Except as expressly provided herein, nothing contained in this Addendum is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against each Lessee Grantor, any Financing Source and/or any third party.

     Section 6. Binding Effect. This Addendum shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Addendum or the Group II Master Collateral and the Group III Master Collateral.


     Section 7. Governing Law. THIS AGREEMENT SHALL BE OVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


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     IN WITNESS WHEREOF,  each party hereto has executed this Addendum or caused this Addendum to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                             DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                             INC., as Master Servicer


                                             By:________________________________
                                                Pamela S. Peck
                                                Treasurer

                                             RENTAL CAR FINANCE CORP., as
                                             grantor


                                             By:________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer

                                             THRIFTY RENT-A-CAR SYSTEM, INC., as
                                             grantor and as servicer


                                             By:________________________________
                                                Pamela S. Peck
                                                Treasurer

                                             DTG OPERATIONS, INC., formerly
                                             known as Dollar Rent A Car Systems,
                                             Inc., as grantor and as servicer


                                             By:________________________________
                                                Michael H. McMahon
                                                Treasurer

                                             DEUTSCHE BANK TRUST COMPANY
                                             AMERICAS, formerly known as
                                             Bankers Trust Company, not in its
                                             individual capacity but solely as
                                             Master Collateral Agent and as
                                             Trustee


                                             By:________________________________
                                                Name:
                                                Title:


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Acknowledged and consented to by:

BANK ONE, NA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:

THE BANK OF NOVA SCOTIA, in its capacity as
   Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:

ING CAPITAL MARKETS LLC, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:


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ABN AMRO BANK N.V., in its capacity as Managing
   Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:

By:________________________________
   Name:
   Title:

DOLLAR THRIFTY FUNDING CORP., as sole holder of the Series 1998-1 Note


By:________________________________
   Pamela S. Peck
   Vice President and Treasurer

Credit Suisse First Boston, NEW YORK BRANCH, as a
   Subordinated Beneficiary


By:________________________________
   Name:
   Title:

By:________________________________
   Name:
   Title:

VEXCO, LLC, as a Financing Source and Beneficiary


By:________________________________
   Name:
   Title:

BANK ONE, NA, as a Financing Source and Beneficiary


By:________________________________
   Name:
   Title:

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

AMBAC ASSURANCE CORPORATION, as Insurer


By:________________________________
   Name:
   Title:



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